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    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS J. BERTHEL, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.


   /s/ September 8, 1997                /s/  Nancy Lowenberg
---------------------------------     -------------------------------
Date                                  NANCY LOWENBERG, Director, Vice
                                    President and Chief Operating Officer


   /s/  September 8, 1997               /s/  Ronald O. Brendengen
---------------------------------     -------------------------------
Date                                  RONALD O. BRENDENGEN, Director, Treasurer
                                    and Chief Financial Officer


   /s/  September 8, 1997               /s/  Leslie D. Smith
---------------------------------     -------------------------------
Date                                   LESLIE D. SMITH, Secretary


   /s/  September 8, 1997               /s/  Von Elbert
--------------------------------      -------------------------------
Date                                   VON ELBERT, Director


   /s/  September 8, 1997               /s/  Emmett J. Scherrman
--------------------------------      -------------------------------
Date                                   EMMETT J. SCHERRMAN, Director


   /s/  September 8, 1997               /s/ James W. Noyce
--------------------------------       ------------------------------
Date                                   JAMES W. NOYCE, Director